                        Exhibit 10.18

FIFTH AMENDMENT TO CONTRACT CASH SOLUTIONS AGREEMENT

THIS FIFTH AMENDMENT TO CONTRACT CASH SOLUTIONS AGREEMENT (this "Amendment"), dated and effective as of March 10, 2011, is made and entered into among CARDTRONICS USA, INC. and CARDTRONICS, INC. (the "Clients") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo").

R E C I T A L S:

A.            Clients and Wells Fargo entered into a Contract Cash Solutions Agreement, dated as of July 20, 2007 (as modified or amended from time to time, the "Agreement").

B.            Pursuant to the Agreement, Wells Fargo has agreed to provide to Clients Cash, not to exceed the Maximum Available Amount, for use in the Covered Machines.

C.            Clients have requested that Wells Fargo increase the Maximum Available Amount to $600,000,000 and, subject to and on the terms and conditions of this Amendment, Wells Fargo is willing to so do.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound:

ARTICLE I	Definitions

Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

ARTICLE II	Amendment
Section 2.1	Maximum Available Amount. Section II.C. is amended and restated in its entirety to read as follows:

"Maximum Amount of Cash to be Supplied.  Notwithstanding anything in this Agreement to the contrary, the aggregate total of Cash to be provided by Wells Fargo under this Agreement shall at no time during the term hereof exceed $600,000,000, which amount includes the sum of (x) all Cash with Armored Carriers, (y) Cash in Covered Machines, and (z) all

payments owed by Servicers, including any amount to be reimbursed by way of credit to the Settlement Accounts in immediately available funds, net of all adjustments, chargebacks, representations and other corrections to all transactions under the Servicing Agreements (the "Maximum Available Amount").  At no time other than between January 15 and March 31 of each year ("Tax Season") shall Cash inside any Covered Machine exceed $160,000.  During Tax Season, at no time shall Cash inside any Covered Machine exceed $300,000."

Section 2.2	Conditions Precedent

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)	Clients and Wells Fargo shall have executed and delivered this Amendment; and
(b)	Clients shall have provided to Wells Fargo such other and further documents and instruments, if any, as Wells Fargo may reasonably request.
(c)	Representations and Warranties; Acknowledgments

Each of the parties represents and warrants to the others that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite action on its part; and (ii) it is in compliance with the terms and agreement contained in the Agreement applicable to it.

(d)	General Provisions
Section 2.3	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
Section 2.4	Facsimile Signatures. Delivery by fax of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
Section 2.5	Section Headings. The section headings in this Amendment are for purposes of reference only and shall not limit or effect any of the terms hereof.

-  2  -

Section 2.6

Costs and Expenses.  Clients, jointly and severally, agree to reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with preparation, negotiation and delivery of this Amendment, including, without limitation, all the reasonable fees and disbursements of Wells Fargo's legal counsel.

Section 2.7

Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of parties hereto and their respective successors and assigns, subject, however, to the requirements of Section XIV.D. of the Agreement.

Section 2.8	Governing Law. The Governing Law shall govern this Amendment and the interpretation thereof.
Section 2.9

Entire Agreement; Modification.  This Amendment constitutes the entire agreement between Wells Fargo and Clients relating to the subject matter hereof and may not be changed orally, but only by written instrument signed by both parties.  There are no restrictions, promises, warranties, covenants, or undertakings relating to the subject matter of this Amendment other than those expressly set forth or referred-to herein.  Nothing in this Amendment alters or impairs the Agreement except for the amendments specifically provided herein.

[Balance of Page Intentionally Left Blank.   Signature Page Follows]

-  3  -

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by the duly authorized officers as of the date and year first written above.

CARDTRONICS USA, INC. By: /s/ Chris Brewster Name: Chris Brewster Title: Chief Financial Officer	WELLS FARGO BANK , NATIONAL ASSOCIATION By: /s/ John Kallina John Kallina Vice President

CARDTRONICS, INC. By: /s/ Chris Brewster Name: Chris Brewster Title: Chief Financial Officer

-  4  -